Exhibit 10.19

Electronically Filed

6/23/2017 9:44 AM

Steven D. Grierson

CLERK OF THE COURT

ORDR

Peter Dubowsky, Esq.

Nevada Bar No. 4972

Amanda C. Vogler, Esq.

Nevada Bar No. 13609

DUBOWSKY LAW OFFICE, CHTD.

300 South Fourth Street

Suite 1020

Las Vegas, Nevada 89101

(702) 360-3500

Fax (702) 360-3515

Attorney for Plaintiff

DISTRICT COURT

CLARK COUNTY, NEVADA

WHITE TIGER PARTNERS LLC, a Colorado	)	Case No. A-14-709484-P
limited liability company, as successor in))
interest to FIRST AMERICAN STOCK	)	Dept No.: XXXII
TRANSFER, INC.,	)
)
Plaintiff,	)
)
vs.	)
)
)
BUSINESS, VN, INC. a Nevada corporation	)
fka WORLDTRADESHOW.COM, INC. and	)
INTERACTIVE PROCESSING, INC. and	)
DOES I-X and ROE CORPORATIONS I-X,	)
Inclusive	)
)
Defendants	)
)

ORDER TO RESCIND BUSINESS COMBINATION WITH OMNI GLOBAL
TECHNOLOGIES INC. A FLORIDA CORPORATION, RATIFY
AUTHORIZATION OF THE RECEIVER TO TERMINATE ALL OF THE
PREVIOUS OFFICERS AND DIRECTORS RATIFY A REVERSE STOCK SPLIT
PREVIOUSLY AFFECTED RATIFY THE NAME CHANGE TO OMNI GLOBAL
TECHNOLOGIES, INC. RATIFY A NEW BUSINESS

Case Number: A-14-709484-P

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COMBINATION/REORGANIZATION WITH JOJ INVESTMENTS, LLC, A
PUERTO RICO LIMITED LIABILITY COMPANY, RATIFY THE ISSUANCE OF
A RESTRICTED CONTROL BLOCK OF STOCK TO JOJ INVESMENTS LLC,
RATIFY THE ASSIGNMENT OF THE WHITE TIGER PARTNERS, LLC
JUDGMENT TO A THIRD PARTY, APPOINT A NEW OFFICER, RATIFY THE
RECEIVER'S RESIGNATION FROM ALL COMPANY POSITIONS WITH THE
DEFENDANT AND DISCHARGE THE RECEIVER

THIS MATTER COMES BEFORE THIS COURT on "Motion to rescind business combination with Omni Global Technologies, Inc. a Florida corporation, to ratify the authorization of the receiver to terminate all of the previous officers and directors, ratify a reverse stock split previously affected, ratify the name change to Omni Global Technologies, Inc., ratify a new business combination/reorganization with JOJ Investments, LLC, a Puerto Rico limited liability company, ratify the issuance of a restricted control block of stock to JOJ Investments LLC, ratify the assignment of the White Tiger Partners, LLC judgment to a third party, appoint a new officer, ratify the receiver's resignation from all company positions with the defendant and discharge the receiver" ("Plaintiff's Motion") and being familiar with the Complaint, the pleadings filed, the proceedings in this action, it is

ORDERED, ADJUDGED and DECREED that:

1.	A default judgment was entered against the Defendant Corporation on March 18, 2015, for want of an answer or other responsive pleading thereto. The Receiver was appointed on May 6, 2015. The Defendant Corporation has not appeared in this proceeding in any capacity nor has Omni Global Technologies, Inc., (the transaction which is being rescinded), a Florida corporation, or any of its Officers, Directors, Counsel, investors or shareholders.

2.	A hearing was conducted on February 16, 2017, upon the fairness of the terms and conditions of the Receiver for Business, VN, Inc., a Nevada corporation ("BUSINESS VN" or "Defendant Corporation" herein) in accordance with Section 3(a)(10) of the U.S. Securities Act of 1933 (15 U.S.C. §77c(a)(10)) and N.R.S. 90.530(8), and to ratify the following items: ratify the termination of all previous officers and directors of the Defendant Corporation, authorize the issuance of new exempt shares of common stock, ratify the one for one hundred and fifty (1:150) reverse stock split previously undertaken, ratify the business combination with Omni Global Technologies, Inc., a Florida corporation, ("OMNI Florida" herein) and the name change of the Defendant Corporation to Omni Global Technologies, Inc., ("OMNI" herein), ratify the closing conditions have or will be met and to thereafter discharge the receiver.

3.	OMNI Florida failed to meet the terms outlined under the closing of the agreement. OMNI Florida's failure to close included failure to provide financial statements of OMNI Florida to the Receiver and failure to pay the second installment. Under the agreement, and "on such date" as OMNI received the Fairness Hearing Order/Final Order and discharge previously executed by this Court dated February 16, 2017, the second installment was to have been made. Counsel for OMNI Florida refused to guarantee the balance of the funds owed to the Receiver for the second and third installments were in their trust accounts and indicated they did not intend to and were unable to close the transaction. Had OMNI complied with the closing terms, the shares would have been issued and the third installment would have been due and owing the Receiver and the closing terms would have been met and concluded. None of these actions have occurred upon the filing of this new Motion and requested new Order.

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4.	After numerous demands for the second installment, the Receiver rescinded the Agreement with OMNI Florida on March 3, 2017. No shares were issued to OMNI Florida or any other party under the terms of the agreement and prior order. In good faith, all parties to the previously approved transaction with OMNI Florida were noticed by Counsel for the Receiver of OMNI Florida's failure to meet the closing terms including all of the persons who would have been issued shares under the agreement. No opposition was received from OMNI Florida in response to the Motion filed by the Receiver.

5.	The Receiver considers the agreement with OMNI Global Technologies, Inc., a Florida corporation, null and void.

6.	The Receiver found another option for the shareholders and creditors and executed an agreement selling control of the company to JOJ Investments, LLC a Puerto Rican Limited Liability Company.

7.	The terms and conditions of the Receiver's plan of reorganization were, are and will be fair to, in good faith, and in the best interests of all of the parties.

8.	Further, that under NRS§78.675 and post the approval of this order and plan of reorganization, that any claims other than those itemized and described under this order are barred by statute. The Receiver has received no claims against the Corporation other than the judgment creditor.

9.	Upon the rescission of the OMNI Florida business combination and under the terms of the agreement, if cancelled, the Receiver was to repay the first installment including 5% interest minus 50% of all corporate action costs/fees and fairness hearing costs/fees while executing a highly complex customization of the corporate structure to OMNI Florida's specifications. A breakdown of those costs/fees were calculated, paid, and an additional copy of the notice of rescission was sent to OMNI Florida via certified return receipt mail through the United States Post Office on April 3, 2017, to the address of record in the agreement. OMNI Florida acknowledges receipt of check #1023 in the amount of $18,305.68, the breakdown is as follows:

lst Installment paid by OMNI Florida	$20,000.00
Interest paid by OMNI to OMNI Florida	+750.00
Partial reimbursement of costs paid by OMNI Florida on 12-20-2016	+5,342.50
Amount paid directly by OMNI Florida to Transfer Agent for corp action	+1600.00 =======

Total paid by OMNI Florida	$27,692.50

Total expenses paid by Receiver	$18773.24
50% split per the agreement	$9386.82

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Total paid by OMNI Florida	$27,692.50
50% split per the agreement	-9,386.82
Receiver Refunded via check #1023	$18,305.68

10.	The judgment creditor, White Tiger Partners LLC, assigned its judgment to a third party under the agreement with JOJ Investments, LLC.

11.	All outstanding payables, loans, and a Receiver Certificate issued by Business VN have been paid in full with interest as of March 28, 2017 with the exception of the judgment creditor which is being assigned to a third party under the new agreement. No further claims have been filed against the estate in the Receiver action.

12.	JOJ Investments LLC purchased for cash 20,000,000 "restricted securities," unregistered, post reverse split common shares as defined under 17 CFR. §230.144 at a cost basis of $.0085, exempt from registration under the Securities Act of 1933, §4(2) for private transactions. In this transaction JOJ Investments LLC assumed voting control of the Corporation.

13.	The Receiver appointed Olivia Funk as sole officer and director of the Corporation replacing any and all officer and/or director functions served by the Receiver. The Receiver is requesting his discharge upon execution of this Order.

ORDERED that Plaintiff, WHITE TIGER PARTNERS, LLC'S Motion is GRANTED in its entirety and it is further

ORDERED that the previously approved and Court ORDERED business combination with OMNI GLOBAL TECHNOLOGIES, INC., a Florida corporation and BUSINESS VN, Inc. n/k/a OMNI GLOBAL TECHNOLOGIES, INC., a Nevada corporation is considered null and void and rescinded upon the failure of OMNI Florida to meet the remaining closing conditions outlined in the ORDER dated February 16, 2017 page 8 items (a-d); it is further

ORDERED that the Receiver, Robert L. Stevens's action to terminate all known and unknown prior officers and directors is hereby ratified with the exception of Olivia Funk remaining as the sole Officer and Director; and it is further

ORDERED that the Receiver, Robert L. Stevens's action to process a one hundred and fifty (150) for one (1) reverse stock split with a minimum number of 100 shares to each stockholder down to the beneficial holder level is hereby ratified; and it is further

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ORDERED that the Receiver, Robert L. Stevens's action to execute the sale of a control block of stock of Business, VN, Inc. n/k/a OMNI Global Technologies, Inc., to JOJ Investments LLC, a Puerto Rican corporation, is hereby ratified; and it is further

ORDERED that, the Receiver, Robert L. Stevens, is authorized to issue the new unregistered restricted control shares of Defendant Corporation's common stock to JOJ Investments, Inc. as outlined above; and it is further

ORDERED that the Receiver, Robert L. Stevens's action to change the Defendant Corporation's name to Omni Global Technologies, Inc. is hereby ratified; and it is further

ORDERED that clue to the rescission of the OMNI Global Technologies, Inc., (OMNI Florida) agreement, JOJ Investments, Inc. and its representatives will have full authority to engage in any and all legal corporate activity as permitted under statute including renaming the Corporation; and it is further

ORDERED that the Receiver, Robert L. Stevens's preparation and filing, with the assistance of an accountant and PCAOB Auditor, of previous period financial statements to satisfy FINRA Rule 6490 are deemed appropriate as approved by FINRA upon the effectiveness of the reverse split and name change dated November 18, 2016. The filings were filed and later accepted by the SEC without comment; and it is further

ORDERED that FINRA member firms, Banks, and Registered Clearing Firms and Agencies, depository agencies (DTCC etc.), including but not limited to DOES 1-X and ROE CORPORATIONS I-X, may rely on this Order to comply with FINRA Release 09-05 which requires them to complete exhaustive due diligence before allowing a customer to deposit, transfer or sell any securities to comply with Section 4(a)(4) of the Securities Act of 1933 when handling unregistered securities; and it is further

ORDERED that the terms and conditions of the Receiver's plan of reorganization were, are and will be fair to, in good faith, and in the best interests of all of the parties; and it is further

ORDERED under NRS§78.675 and upon execution of this order and plan of reorganization, that any claims other than those itemized and described under this order are barred by statute. The Receiver has received no claims against the Corporation in this Receiver action other than the judgment creditor; and it is further

ORDERED the judgment creditor, White Tiger Partners LLC, shall consider its judgment assigned to a third-party designee under the agreement with JOJ Investments, LLC; and it is further

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ORDERED that the Defendant Corporation, BUSINESS VN n/k/a Omni Global Technologies, Inc., OMNI FL, its Transfer Agent(s) and FINRA member firms, Banks, and Registered Clearing Firms and Agencies, depository agencies (DTCC etc.), including but not limited to DOES I-X and ROE CORPORATIONS I-X, shall not interfere with the paper transfer, electronic transfer, sale, deposit, pledge, hypothecation, or any and all transactions regarding the securities to be issued under this Order. The securities under this Order are considered to be, and shall be deemed in all respects, duly authorized, validly issued, fully paid for, non-assessable, exempt securities under the Securities Act of 1933 §4(2) and not subject to any adverse claim or stop order. Nor should they be. It is further

ORDERED that the Court acknowledges the status and update of the Closing Conditions and further ORDERS the Receiver, Robert L. Stevens and BUSINESS VN to complete the remaining terms of the Closing, which is reflected below:

a.       Upon the signing of the Court Order, the Receiver shall produce a copy to JOJ Investments, Inc.

b.       Upon execution and delivery of this Order, the Receiver is to be considered resigned from any and all positions with the Corporation and discharged.

ORDERED that, the Receiver, Robert L. Stevens, is hereby discharged.

Dated: June 13, 2017

/s/ Rob Bare
DISTRICT COURT JUDGE

ROB BARE
JUDGE, DISTRICT COURT, DEPARTMENT 32

Respectfully Submitted by:

DUBOWSKY LAW OFFICE, CHTD.

By: /s/ Peter Dubowsky

Peter Dubowsky, Esq.

Nevada Bar No. 4972

Amanda C. Vogler, Esq.

Nevada Bar No. 13609

300 South Fourth Street, Suite 1020

Las Vegas, Nevada 89101

(702) 360-3500

Fax (702) 360-3515

Attorney for Plaintiff

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